Exhibit 99.4

REVOCABLE PROXY

MSB FINANCIAL CORP.

SPECIAL MEETING OF SHAREHOLDERS

[Special Meeting Date]

The shareholder signing this proxy hereby appoints the Board of Directors of MSB Financial Corp., a federal corporation, with full powers of substitution, as attorneys-in-fact and proxies for the shareholder to vote all shares of common stock of MSB Financial Corp. that the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held at [Special Meeting Location], at     :    ,     .m., on [Special Meeting Date] and at any and all adjournments thereof. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN

1.	The approval of a plan of conversion and reorganization pursuant to which MSB Financial, MHC will convert and MSB Financial Corp. will reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the attached Proxy Statement/Prospectus;	☐	☐	☐

2.	The approval of an informational proposal regarding approval of a provision in the Articles of Incorporation of MSB Financial Corp., a Maryland corporation (“MSB Financial-Maryland”) requiring a super-majority vote of shareholders to approve certain amendments to MSB-Maryland’s Articles of Incorporation;	☐	☐	☐

3.	The approval of an informational proposal regarding a provision in MSB-Maryland’s Articles of Incorporation to limit the voting rights of shares beneficially owned in excess of 10% of MSB-Maryland’s outstanding voting stock; and

4.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization;	☐	☐	☐
Such other business as may properly come before the Special Meeting.

The Board of Directors recommends a vote “FOR” the above-listed proposals.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF MSB FINANCIAL-MARYLAND (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON SHAREHOLDER RIGHTS PROVISIONS AND THE ESTABLISHMENT OF A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE DEPOSITORS OF MILLINGTON SAVINGS BANK) AND THE AMENDMENT TO MILLINGTON SAVINGS BANK’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR RESTRICTIONS ON THE OWNERSHIP OF MORE THAN 10% OF MILLINGTON SAVINGS BANK’S COMMON STOCK AND A LIQUIDATION ACCOUNT FOR ELIGIBLE DEPOSITORS.

THE PROVISIONS OF MSB-MARYLAND’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 2 AND 3 WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF MSB FINANCIAL CORP. APPROVED THE PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN. WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN lNFORMATIONAL VOTE IS REQUESTED WILL BECOME EFFECTIVE IF SHAREHOLDERS APPROVE THE PLAN, REGARDLESS OF WHETHER SHAREHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the shareholder be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of MSB Financial Corp. at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of MSB Financial Corp. at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The shareholder acknowledges receipt from MSB Financial Corp. prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated             , 2015.

Dated: , 2015	☐	Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF SHAREHOLDER		PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER		SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: